UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

CHINA NORTHERN MEDICAL DEVICE, INC.
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

Kolokotroni 2A. Paleo Faliro, Athens, Greece 17563
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On November 27, 2013, Mr. Sotirios Leontaritis resigned as Chief Financial Officer of China Northern Medical Device, Inc. (the “Company”). Mr. Leontaritis remains the President, Treasurer and a Director the Company.

Appointment of Certain Officers

On November 27, 2013, the Board of Directors of the Company appointed Mr. Grigorios Tsourtos as Chief Financial Officer of the Company.

Mr. Tsourtos, age 35, holds a degree as an associate CPA from the Certified Practicing Accountants of Australia which he received in November, 2012.   He also has a Bachelor in Business Administration, with a major in Accounting and Finance that he received from the Athens University of Economics in 2003.

Mr. Tsourtos is a finance professional with multi-industry experience.   From July 2013 to present he is employed with Huawei Technologies as the Chief Accountant for the Greek rep office which covers five countries, Greece, Cyprus, Albania, FYROM, and Bulgaria with a combined turnover of €200M per annum.   His duties include contract negotiation, project management, cash flow planning, monthly and annual closing of financial reports, annual external audit coordination and tax and statutory compliance.   From July 2012 to July 2013, he was employed with Terna Energy as their controller of U.S. Operations where he was responsible for financial control for the operations in the U.S market, reporting to the Group Controller and the Deputy CFO.   From July 2008 to July 2012 her was the Controller and accounting manager for Upstream Mobile Marketing, reporting directly to the CFO and supervising the day to day operations of accounting and finance functions, which comprised headquarters and ten regional offices in Europe, the Americas, the Middle East and Africa.  From February 2004 to July 2008 he was an associate auditor with Crowe Horwath.

The Company believes that Mr. Tsourtos will be a valuable asset to work with the Board of Directors to developing a business and financial plan for the Company.

 Mr. Tsourtos is not an officer and director of any other reporting issuers.

Mr. Tsourtos does not currently hold other positions with the Company.

There is no arrangement or understanding other than as disclosed herein pursuant to which he was appointed an officer of the Company.    The Company expects to issue shares to Mr. Tsourtos in regard to his appointment as Chief Financial Officer, however it is not determined at this time how many shares will be issued.  He does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Tsourtos is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Tsourtos, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Tsourtos other than as disclosed herein.   Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA NORTHERN MEDICAL DEVICE, INC.

Dated: November 29, 2013	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, and Director